Exhibit 99.1

      Montpelier Re Reports Record Net Income of $407.1 Million
             for 2003 Diluted EPS of $6.05 for the year;
                Total Return to Shareholders of 30.3%

    HAMILTON, Bermuda--(BUSINESS WIRE)--Feb. 12, 2004--Montpelier Re Holdings Ltd. (NYSE - MRH) today reported net income of $99.9 million, or $1.46 diluted earnings per share, for the three months to December 31, 2003 and net income of $407.1 million, or $6.05 diluted earnings per share, for 2003. The change in net unrealized gains on investments was $11.7 million for the quarter and $18.2 million for the year. Comprehensive income was $111.6 million, or $1.63 diluted comprehensive income per share, for the quarter and $425.3 million, or $6.32 diluted comprehensive income per share, for the year.
    Book value per share at December 31, 2003, on a fully converted basis (1), was $24.92, which incorporates the accrual of a $0.34 dividend per share for the fourth quarter. The book value of $24.92 represents an increase of $1.20 or 5.1% in the fourth quarter of 2003 and an increase of $5.53 or 28.5% in the twelve months to December 31, 2003. Total return to shareholders (2), incorporating both the increase in fully converted book value per share and dividends paid or payable, was 6.5% for the quarter and 30.3% for the year.
    Anthony Taylor, President and CEO, commented: "I am delighted to be reporting another remarkable set of results. To achieve a total return to shareholders of thirty percent in only our second year of operations is a testament to our focused business plan, our talented team of underwriters, the strength of our modeling techniques and the high standards of service that we offer to our clients. We believe these results support our key philosophy, namely that underwriting discipline, above all, is the key to achieving favorable results over the long term."
    Mr. Taylor added: "The January renewal season has been very encouraging. Despite enjoying two of the best underwriting years on record, we have seen a remarkably small reduction in unit price across the spread of our portfolio, and rate levels for 2004 continue to offer the prospect of very good returns. Montpelier is increasingly recognized as a key player in the reinsurance market and this has manifested itself in both increased showings of business on all classes in the January 2004 renewal season and an increase in our average line size."
    Tom Kemp, Chief Financial Officer, noted: "Throughout all four quarters of 2003, Montpelier has produced extremely consistent, high quality results in terms of both combined ratio and return on equity. We are particularly pleased with the results in our non-catastrophe property and other specialty classes which have performed exceptionally well throughout the year. Our property catastrophe portfolio has also produced very good results, despite a considerable level of loss activity in the industry, most notably in the second half of the year."
    Tom Kemp added: "We were pleased to announce the commencement of a regular dividend program during the fourth quarter. The dividend of $0.34 per share per quarter represents a significant cash yield for our shareholders, and also reflects our confidence in our ability to generate strong earnings and cash flows in the future."
    Gross premiums written and net premiums earned were in line with expectations, except for reinstatement premium which was lower than expected in the fourth quarter due to favorable loss experience, maintaining the trend seen throughout 2003.
    In 2003, the total investment return including realized and unrealized gains was 4.0%. Equities comprised 5.5% of total investments and cash, including the holding in Aspen Insurance Holdings Ltd. which successfully completed its Initial Public Offering in the fourth quarter.
    The loss ratio for the fourth quarter was 27.9% and the loss ratio for the year was 23.3%. In the fourth quarter, 2002 accident year net reserves totaling $13.2 million were released, which reduced the loss ratio in the quarter by 7.2%.
    General and administrative expenses were $17.2 million for the quarter and $50.0 million for the year. Performance related compensation totaled $8.7 million and $16.9 million for the fourth quarter and year, respectively and was higher than anticipated due to the strong financial performance of the company in 2003.
    The combined ratio was 55.4% and 50.3% for the quarter and year, respectively. The combined ratio includes all expenses of the company, including corporate overhead and performance related compensation.

    (1) Fully converted book value per share is a non-GAAP measure based on total shareholders' equity plus the assumed proceeds from the exercise of outstanding options and warrants of $168.1 million, divided by the sum of shares, options and warrants outstanding (assuming their exercise) of 73,261,757 shares at December 31, 2003. Fully converted book value per share is set forth in the tables below. The Company believes that fully converted book value per share more accurately reflects the value attributable to a common share.

    (2) Total return to shareholders is a non-GAAP measure. It is the percentage increase in fully converted book value per share excluding the impact of dividends accrued. It is calculated as the December 31, 2003 fully converted book value per share of $24.92 plus the accrued dividend of $0.34, divided by the December 31, 2002 fully converted book value per share of $19.39. The Company believes that this measure most accurately reflects the return made by its shareholders as it takes into account the effect of all dilutive securities and the effect of dividends.

    Earnings Conference Call:

    Montpelier Re executives will conduct a conference call, including a question and answer period, on Friday, February 13th at 9:00 a.m. Eastern Time. The presentation will be available via a live audio webcast accessible through the Company's investor section of its website at www.montpelierre.bm. A telephone replay of the conference call will be available through February 20th, 2004 by dialing 888-286-8010 (toll-free) or 617-801-6888 (international) and entering the pass code: 56182101.
    Montpelier Re Holdings Ltd., through its operating subsidiary, Montpelier Reinsurance Ltd., is a premier provider of global property and casualty reinsurance and insurance products. Montpelier Reinsurance Ltd. is rated "A" (Excellent) by A.M. Best Company, "A-" (Strong) by Standard & Poor's and "A3" (Good) by Moody's Investors Service.

    Application of the Safe Harbor of the Private Securities Litigation Reform Act of 1995:
    This press release contains, and Montpelier may from time-to-time make, written or oral "forward-looking statements" within the meaning of the U.S. federal securities laws, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.
    All forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and other factors, many of which are outside Montpelier's control that could cause actual results to differ materially from such statements.
    Important events and uncertainties that could cause the actual results, future dividends or repurchases to differ include, but are not necessarily limited to, market conditions affecting Montpelier's common share price; our short operating and trading history; our dependence on principal employees; the cyclical nature of the reinsurance business; the levels of new and renewal business achieved; opportunities to increase writings in our core property and specialty reinsurance lines of business and in specific areas of the casualty reinsurance market; the estimates reported by syndicates under existing QQS contracts; the inherent uncertainties of establishing loss reserves and loss adjustment expenses; the possibility of severe or unanticipated losses from natural or man-made catastrophes; the impact of terrorist activities on the economy; competition in the reinsurance industry and rating agency policies and practices. For a more detailed description of these uncertainties and other factors, please see the "Risk Factors" section in Montpelier's Annual Report on Form 10-K for the year ended December 31, 2002 filed with the Securities and Exchange Commission. Montpelier undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the dates on which they are made.


                     MONTPELIER RE HOLDINGS LTD.
                     CONSOLIDATED BALANCE SHEETS
            (millions, except share and per share amounts)



                                         December 31,  December 31,
                                             2003          2002
                                         ------------ -------------
Assets

Investments and cash:
Fixed maturities, at fair value           $1,976.2        $1,354.8
Equity investments, at fair value             37.6               -
Other investment, at fair value               84.4            63.7
Cash and cash equivalents, at fair value     139.6           162.9
                                         ----------   -------------

Total investments and cash                 2,237.8         1,581.4

Unearned premium ceded                         9.9             3.8
Reinsurance premiums receivable              207.9           147.2
Funds withheld                                 3.7            20.5
Deferred acquisition costs                    59.8            44.9
Reinsurance recoverable                        7.7            16.6
Accrued investment income                     20.6            13.0
Other assets                                   5.2             6.5
                                         ----------   -------------

Total Assets                              $2,552.6        $1,833.9
                                         ==========   =============

Liabilities

Loss and loss adjustment expense reserves $  249.8        $  146.1
Unearned premium                             318.7           241.0
Reinsurance balances payable                  24.9             2.5
Investment trades pending                      0.4            34.3
Senior notes                                 248.8               -
Long-term debt                                   -           150.0
Accounts payable, accrued expenses and
 other liabilities                            28.3             7.5
Dividends payable                             24.0               -
                                         ----------   -------------

Total Liabilities                            894.9           581.4
                                         ----------   -------------

Shareholders' Equity
Common voting shares and additional paid-
 in capital                                1,130.4         1,126.5
Accumulated other comprehensive income        53.7            35.6
Retained earnings                            473.6            90.4
                                         ----------   -------------

Total Shareholders' Equity                 1,657.7         1,252.5
                                         ----------   -------------

Total Liabilities and Shareholders'
 Equity                                   $2,552.6        $1,833.9
                                         ==========   =============


Common voting shares outstanding (000's)    63,393  sh      63,393  sh
Common voting and common equivalent
 shares outstanding (000's)                 73,262          73,262

Book value per share:

Basic book value per common voting share  $  26.15        $  19.76
                                         ==========   =============
Fully converted book value per common
 voting and common equivalent share(1)    $  24.92        $  19.39
                                         ==========   =============




                     MONTPELIER RE HOLDINGS LTD.
    CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
                 (millions, except per share amounts)

                        Quarter Ended              Year Ended

                   December 31, December 31, December 31, December 31,
                       2003         2002         2003         2002
                  ----------------------------------------------------

Revenues:

Gross premiums
 written          $     103.2    $    73.9    $   809.7    $    607.7
Reinsurance
 premiums ceded           8.2         (2.0)       (31.7)        (41.8)
                  ----------------------------------------------------
Net premiums
 written                111.4         71.9        778.0         565.9
Change in net
 unearned premiums       72.0         33.5        (72.6)       (236.0)
                  ----------------------------------------------------
Net premiums
 earned                 183.4        105.4        705.4         329.9
Net investment
 income                  14.4         10.7         50.1          39.7
Net realized gains
 on investments           1.3          2.2          7.6           7.7
Net foreign
 exchange gains           6.4         (0.8)         8.3           1.7
                  ----------------------------------------------------

Total revenues          205.5        117.5        771.4         379.0

Expenses:

Loss and loss
 adjustment
 expenses                51.2         10.9        164.1         133.3
Acquisition costs        33.2         21.3        140.4          62.9
General and
 administrative
 expenses                17.2         10.3         50.0          26.3
Interest expense          4.1          1.2          9.7           4.4
                  ----------------------------------------------------

Total expenses          105.7         43.7        364.2         226.9

Income before
 taxes                   99.8         73.8        407.2         152.1

Income tax expense
 (recovery)              (0.1)         0.1          0.1           0.1

                  ----------------------------------------------------
Net income        $      99.9    $    73.7    $   407.1    $    152.0
                  ----------------------------------------------------

Other comprehensive
 income items            11.7          8.3         18.2          33.7

                  ----------------------------------------------------
Comprehensive
 income           $     111.6    $    82.0    $   425.3    $    185.7
                  ====================================================


Earnings per share:

Basic earnings
 per share        $      1.58    $    1.16    $    6.42    $     2.76
Diluted earnings
 per share        $      1.46    $    1.11    $    6.05    $     2.74

Basic
 comprehensive
 net income
 per share        $      1.76    $    1.29    $    6.71    $     3.37
Diluted
 comprehensive
 net income
 per share        $      1.63    $    1.23    $    6.32    $     3.35

Insurance ratios:

Loss ratio               27.9%        10.4%        23.3%         40.4%
Expense ratio            27.5%        30.0%        27.0%         27.0%
Combined ratio           55.4%        40.4%        50.3%         67.4%




                     MONTPELIER RE HOLDINGS LTD.
            FULLY CONVERTED BOOK VALUE PER COMMON VOTING
                     AND COMMON EQUIVALENT SHARE
            (millions, except share and per share amounts)



                                         December 31,  December 31,
                                            2003           2002
                                       -------------   ------------
Numerator (in millions):

shareholders' equity                   $    1,657.7    $   1,252.5
proceeds from assumed exercise of
 outstanding warrants                         122.0          122.0
proceeds from assumed exercise of
 outstanding options                           46.1           46.1
                                       -------------   ------------

Book value numerator                   $    1,825.8    $   1,420.6
                                       =============   ============


Denominator (in shares):

common voting shares outstanding         63,392,597  sh 63,392,597  sh
shares issuable upon exercise of
 outstanding warrants                     7,319,160  sh  7,319,160  sh
shares issuable upon exercise of
 outstanding options                      2,550,000  sh  2,550,000  sh
                                       -------------   ------------

Book value denominator                   73,261,757  sh 73,261,757  sh
                                       =============   ============


Fully converted book value per common
 voting and common equivalent share(1) $      24.92    $     19.39
                                       =============   ============





                     MONTPELIER RE HOLDINGS LTD.
          BASIC AND DILUTED EARNINGS PER COMMON VOTING AND
                       COMMON EQUIVALENT SHARE
                 (millions except per share amounts)


                    Quarter Ended    Quarter Ended    Quarter Ended
                    March 31, 2003   June 30, 2003  September 30, 2003
                    --------------------------------------------------
Basic Earnings per
 common share:

Net income available
 to common
 shareholders       $       103.8    $     112.5     $        91.0
Weighted average
 common shares
 outstanding - Basic   63,392,597  sh 63,392,597  sh    63,392,597  sh
                    --------------   ------------   ---------------

  Basic earnings
   per common share $        1.64    $      1.77     $        1.44
                    ==============   ============   ===============


Diluted earnings
  per common share:

Net income available
 to common
 shareholders       $       103.8    $     112.5     $        91.0
Weighted average
 common shares
 outstanding - Basic   63,392,597  sh 63,392,597  sh    63,392,597  sh
Dilutive effect of
 warrants               2,672,006  sh  3,590,734  sh     3,450,357  sh
Dilutive effect of
 share options            414,614  sh    794,622  sh       936,292  sh
                    --------------   ------------   ---------------
Weighted average
 common and common
 equivalent shares
 outstanding -
 Diluted               66,479,217  sh 67,777,953  sh    67,779,246  sh
                    --------------   ------------   ---------------

Diluted earnings per
 common share       $        1.56    $      1.66     $        1.34
                    ==============   ============   ===============


                     Quarter Ended     Year Ended      Year Ended
                      December 31,     December 31,    December 31,
                          2003            2003             2002
                    --------------------------------------------------
Basic Earnings per
 common share:

Net income available
 to common
 shareholders       $        99.9    $     407.1     $       152.0
Weighted average
 common shares
 outstanding - Basic   63,392,597  sh 63,392,597  sh    55,178,150  sh
                    --------------   ------------   ---------------

  Basic earnings per
   common share     $        1.58    $      6.42     $        2.76
                    ==============   ============   ===============


Diluted earnings per
 common share:

Net income available
 to common
 shareholders       $        99.9    $     407.1     $       152.0
Weighted average
 common shares
 outstanding - Basic   63,392,597  sh 63,392,597  sh    55,178,150  sh
Dilutive effect of
 warrants               3,773,775  sh  3,110,351  sh       263,070  sh
Dilutive effect of
 share options          1,097,658  sh    772,339  sh        15,921  sh
                    --------------   ------------   ---------------
Weighted average
 common and common
 equivalent shares
 outstanding -
 Diluted               68,264,030  sh 67,275,287  sh    55,457,141  sh
                    --------------   ------------   ---------------

  Diluted earnings
   per common share $        1.46    $      6.05     $        2.74
                    ==============   ============   ===============


    CONTACT: Montpelier Re Holdings Ltd.
             Media and Investor Relations:
             Keil Gunther, 441-297-9570